SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ______)

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Newport Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[NEWPORT BANCORP LOGO]

July 10, 2007

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Newport Bancorp, Inc.  The meeting will be held at the International Tennis Hall of Fame, 194 Bellevue Avenue, Newport, Rhode Island on Thursday, August 16, 2007 at 3:00 p.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting.  Officers of the Company, as well as a representative of Wolf & Company, P.C., the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own.  To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly.  If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Kevin M. McCarthy

Kevin M. McCarthy
President and Chief Executive Officer

[Newport Bancorp, Inc. Logo]

100 Bellevue Avenue
Newport, Rhode Island  02840
(401) 847-5500

______________________

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
______________________

TIME AND DATE	3:00 p.m. on Thursday, August 16, 2007

PLACE	The International Tennis Hall of Fame
194 Bellevue Avenue
Newport, Rhode Island 02840

ITEMS OF BUSINESS	(1) To elect five directors to serve for a term of three years.

(2) The approval of the Newport Bancorp, Inc. 2007 Equity Incentive Plan.

(3) To ratify the selection of Wolf & Company, P.C. as our independent registered public accounting firm for fiscal year 2007.

(4) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	To vote, you must have been a stockholder at the close of business on June 28, 2007.

PROXY VOTING
It is important that your shares be represented and voted at the meeting.  You can vote your shares by completing and returning the proxy card or voting instruction card sent to you.  Voting instructions are printed on your proxy or voting instruction card and included in the accompanying proxy statement.  You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

/s/ Judy Tucker

Judy Tucker
Corporate Secretary
July 10, 2007

Newport Bancorp, Inc.

Proxy Statement

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Newport Bancorp, Inc. (the “Company” or “Newport Bancorp”) to be used at the annual meeting of stockholders of the Company.  The Company is the holding company for Newport Federal Savings Bank (the “Bank”).  The annual meeting will be held at the International Tennis Hall of Fame, 194 Bellevue Avenue, Newport, Rhode Island 02840 on Thursday, August 16, 2007 at 3:00 p.m. local time.  This proxy statement and the enclosed proxy card are being mailed to stockholders of record on or about July 10, 2007.

Voting and Proxy Procedure

Who Can Vote at the Meeting

You are entitled to vote your Company common stock if the records of the Company show that you held your shares as of the close of business on June 28, 2007.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee.  As the beneficial owner, you have the right to direct your broker how to vote.

As of the close of business on June 28, 2007, there were 4,878,349 shares of Company common stock outstanding.  Each share of common stock has one vote.  The Company’s Articles of Incorporation provide that a record owner of the Company’s common stock who beneficially owns, either directly or indirectly, in excess of 10% of the Company’s outstanding shares, is not entitled to any vote in respect of the shares held in excess of the 10% limit.

Attending the Meeting

If you were a stockholder as of the close of business on June 28, 2007, you may attend the meeting.  However, if your shares of Company common stock are held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the meeting.  A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership.  If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

A majority of the outstanding shares of common stock entitled to vote is required to be represented at the meeting to constitute a quorum for the transaction of business.  If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting.  Broker non-votes also will be counted for purposes of determining the existence of a quorum.  A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees.  There is no cumulative voting for the election of directors.  Directors are elected by a plurality of the votes cast at the annual meeting.  This means that the nominees receiving the greatest number of votes will be elected.  Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In voting on the Newport Bancorp, Inc. 2007 Equity Incentive Plan (the “2007 Plan”), you may vote in favor of the proposal, against the proposal or abstain from voting.  To be approved, this matter requires the affirmative vote of a majority of the votes cast at the annual meeting.  Broker non-votes and abstentions will not be counted as votes cast and will have no effect on this proposal.

In voting to ratify the appointment of Wolf & Company, P.C., as our independent registered public accounting firm, you may vote in favor of the proposal, against the proposal or abstain from voting.  To be approved, this matter requires the affirmative vote of a majority of the votes cast at the annual meeting.  Broker non-votes and abstentions will not be counted as votes cast and will have no effect on this proposal.

Voting by Proxy

The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card.  All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card.  If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.  The Board of Directors recommends that you vote:

•	for each of the nominees for director;

•	for approval of the Newport Bancorp, Inc. 2007 Equity Incentive Plan; and

•	for ratification of the appointment of Wolf & Company, P.C. as the Company’s independent auditors.

If any matters not described in this proxy statement are properly presented at the annual meeting,  the persons named in the proxy card will use their judgment to determine how to vote your shares.  This includes a motion to adjourn or postpone the meeting to solicit additional proxies.  If the annual meeting is postponed or adjourned for less than 30 days, your Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided you have not revoked your proxy.  The Company does not currently know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting.  To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person by ballot.  Attendance at the annual meeting will not in itself constitute revocation of your proxy.

If your Company common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted.  Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet.  Please review the proxy card or instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

If you have any questions about voting, please contact our proxy solicitor, Regan and Associates at 1.800.737.3426.

Participants in the Newport Federal Savings Bank ESOP or 401(k) Plan

If you participate in the Newport Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”) or if you hold Newport Bancorp common stock through the Newport Federal Savings Bank Employees’ Savings & Profit Sharing Plan (the “401(k) Plan”), you will receive vote authorization forms for the plans that reflect all shares you may direct the trustees to vote on your behalf under the plans.  Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account.  The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of Newport Bancorp common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions.  Under the terms of the 401(k) Plan, a participant is entitled to provide voting instructions for all shares credited to his or her 401(k) Plan account and held in the Newport Bancorp, Inc. Stock Fund.  Shares for which no voting instructions are given or for which instructions were not timely received will be voted in the same proportion as shares for which voting instructions were received.  The deadline for returning your voting instructions is August 9, 2007.

Corporate Governance

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations.  As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Code of Ethics and Business Conduct

The Company has adopted a Code of Ethics and Business Conduct that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees.  The Code of Ethics and Business Conduct requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest.  Under the terms of the Code of Ethics and Business Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics and Business Conduct.  A copy of the Code of Ethics and Business Conduct can be found in the “About Us—Corporate Governance” section of the Company’s website, www.newportfederal.com.

As a mechanism to encourage compliance with the Code of Ethics and Business Conduct, the Company has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls and auditing matters.  These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner.  The Code of Ethics and Business Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code of Ethics and Business Conduct.

Meetings of the Board of Directors

The Company conducts business through meetings of its Board of Directors and through activities of its committees.  During 2006, the Board of Directors held 13 meetings.  No director attended fewer than 75% of the total meetings of the Company’s and the Bank’s respective Board of Directors and the committees on which such director served.

Committees of the Board of Directors

The following table identifies our standing committees and their members.  All members of each committee are independent in accordance with the listing standards of the Nasdaq Stock Market, Inc.  The charters of all three committees are available the “About Us—Corporate Governance” section of the Company’s website, www.newportfederal.com.

Director	Audit Committee	Compensation/ Personnel Committee	Nominating/ Corporate Governance Committee
John N. Conti
Peter T. Crowley	X
William R. Harvey		X
Michael J. Hayes
Donald N. Kaull
Arthur H. Lathrop	X
Robert S. Lazar	X*
Arthur P. Macauley		X	X
Kathleen A. Nealon	X
Michael S. Pinto		X	X*
Alicia S. Quirk		X*
Peter W. Rector		X	X
Barbara Saccucci Radebach

Number of Meetings in 2006	4	6	1

       __________________________
*	Denotes Chairperson.

Audit Committee.  The Audit Committee assists the Board of Directors in its oversight of the Company’s accounting and reporting practices, the quality and integrity of the Company’s financial reports and the Company’s compliance with applicable laws and regulations.  The Audit Committee is also responsible for engaging the Company’s independent registered public accounting firm and monitoring its conduct and independence.  The Board of Directors has designated Arthur H. Lathrop and Kathleen A. Nealon as audit committee financial experts under the rules of the Securities and Exchange Commission.  The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement.  See “Audit Committee Report.”

Compensation/Personnel Committee.  The Compensation/Personnel Committee approves the compensation objectives for the Company and the Bank and establishes the compensation for the Chief Executive Officer and other executives.  Our Chief Executive Officer and Chief Operating Officer make recommendations to the Compensation/Personnel Committee from time to time regarding the appropriate mix and level of compensation for their subordinates.  Those recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation/Personnel Committee.  Our Chief Executive Officer and Chief Operating Officer do not participate in committee discussions or the review of committee documents relating to the determination of their own compensation. The Compensation/Personnel Committee reviews all compensation components for the Company’s Chief Executive Officer and other highly compensated executive officers’ compensation including base salary, annual incentive, long-term incentives and other perquisites.  In addition to reviewing competitive market values, the committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the executive’s total compensation package.  Decisions by the Compensation/Personnel Committee with respect to the compensation of executive officers are approved by the full Board of Directors.  The report of the Compensation/Personnel Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement.  See “Compensation/Personnel Committee Report.”

Nominating/Corporate Governance Committee.  The Company’s Nominating/Corporate Governance Committee assists the Board of Directors in identifying qualified individuals to serve as Board members, in determining the composition of the Board of Directors and its committees, in monitoring a process to assess Board effectiveness and in developing and implementing the Company’s corporate governance guidelines.  The Nominating/Corporate Governance Committee also considers and recommends the nominees for director to stand for election at the Company’s annual meeting of stockholders.  The procedures of the Nominating/Corporate Governance Committee required to be disclosed by the rules of the Securities and Exchange Commission are included in this proxy statement.  See “Nominating/Corporate Governance Committee Procedures.”

Attendance at the Annual Meeting.  The Board of Directors encourages each director to attend annual meetings of stockholders.

Stock Ownership

The following table provides information as of June 15, 2007, with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock.  A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.  Percentages are based on 4,878,349 shares of Company common stock issued and outstanding as of June 15, 2007.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding

Daniel S. Och OZ Management, L.L.C. OZ Master Fund, Ltd. 9 West 57th Street, 39th Floor New York, NY 10019	437,401	(1)	9.0%

Newport Federal Savings Bank Employee Stock Ownership Plan 100 Bellevue Avenue Newport, RI 02840	390,268	(2)	8.0%

NewportFed Charitable Foundation 100 Bellevue Avenue Newport, RI 02840	361,359	(3)	7.4%
___________________________
(1)
Daniel S. Och, OZ Management, L.L.C. and OZ Master Fund, Ltd. collectively reported sole voting and dispositive power with respect to 437,401 shares of the Company’s common stock on a Schedule 13 G/A dated February 14, 2007.

(2)
Under the terms of the ESOP, the ESOP trustee will vote shares allocated to participants’ accounts in the manner directed by the participants.  The ESOP trustee, subject to its fiduciary responsibilities, will vote unallocated shares and allocated shares for which no timely voting instructions are received in the same proportion as shares for which the trustee has received proper voting instructions from participants.

(3)
The foundation’s gift instrument requires that all shares of common stock held by the foundation must be voted in the same ratio as all other shares of Company common stock are voted on all proposals considered by stockholders of the Company.

The following table provides information as of June 15, 2007 about the shares of Newport Bancorp common stock that may be considered to be beneficially owned by each director, named executive officer listed in the Summary Compensation Table and all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security, and each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown.  Percentages are based on 4,878,349 shares of Company common stock issued and outstanding as of June 15, 2007.

Name	Number of Shares Owned		Percent of Common Stock Outstanding
Directors
John N. Conti	1,500		*
Peter T. Crowley	15,000		*
William R. Harvey	15,000	(1)	*
Michael J. Hayes	14,000		*
Donald N. Kaull	15,000		*
Arthur H. Lathrop	1,700	(2)	*
Robert S. Lazar	15,000	(3)	*
Arthur P. Macauley	7,200	(4)	*
Kevin M. McCarthy	24,731	(5)(6)	*
Nino Moscardi	15,999	(6)	*
Kathleen A. Nealon	1,000		*
Michael S. Pinto	18,800	(7)	*
Alicia S. Quirk	5,000		*
Barbara Saccucci Radebach	14,000	(8)	*
Peter W. Rector	12,500		*
Named Executive Officers Who Are Not Also Directors
Ray D. Gilmore, II	15,898	(6)	*
Bruce A. Walsh	10,422	(6)	*
Carol R. Silven	10,278	(6)(9)	*
All directors and executive officers as a group (18 persons)	213,028		4.37%
____________________________
*   Less than 1%.
(1)	Includes 10,000 shares held as trustee.
(2)	Includes 200 shares held by Mr. Lathrop’s sons.
(3)	Includes 2,500 shares held by Mr. Lazar’s spouse and 5,000 shares held by his spouse’s IRA.
(4)	Includes 200 shares held by Mr. Macauley’s son and 3,500 shares held by his spouse’s IRA.
(5)	Includes 100 shares held by Mr. McCarthy’s daughter.
(6)	Includes interests in the Newport Bancorp, Inc. Stock Fund through the Bank’s 401(k) plan which are represented in units.
(7)	Includes 4,800 shares held by a limited liability company and 7,000 shares held by Mr. Pinto’s spouse.
(8)	Includes 7,000 shares held by Ms. Saccucci’s spouse in his IRA account.
(9)	Includes 400 shares held as trustee.

Proposal 1 — Election of Directors

The Board of Directors of Newport Bancorp is presently composed of fifteen members.  The Board is divided into three classes, each with three-year staggered terms, with one-third of the directors elected each year.  The nominees for election this year are John N. Conti, William R. Harvey, Robert S. Lazar, Kevin M. McCarthy and Alicia S. Quirk, all of whom are current directors of the Company and the Bank.

All of the directors are independent under the current listing standards of the Nasdaq Stock Market, Inc., except for Kevin M. McCarthy and Nino Moscardi, who are employees of the Company and the Bank.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named below.  If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors.  Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board.  At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of all nominees.

Information regarding the nominees and the directors continuing in office is provided below.  Unless otherwise stated, each individual has held his or her current occupation for the last five years.  The age indicated in each nominee’s biography is as of December 31, 2006.

Nominees for Election of Directors

The nominees standing for election are:

John N. Conti is President of John Conti Insurance Agency, Inc.  Age 61.  Director of Newport Federal since 2005 and a director of Newport Bancorp since its formation.  Before serving as a director with Newport Federal, Mr. Conti was a director of Westerly Savings Bank from 2004 until it merged with Newport Federal.

William R. Harvey is an attorney and partner in the law firm Harvey, Carr & Hadfield.  Age 60.  Director of Newport Federal since 1987 and director of Newport Bancorp since its formation.

Robert S. Lazar is a retired engineer.  Age 63.  Director of Newport Federal since 1979 and a director of Newport Bancorp since its formation.

Kevin M. McCarthy is President and Chief Executive Officer of Newport Federal and Newport Bancorp.  Mr. McCarthy joined Newport Federal in 1989.  Prior to joining Newport Federal, Mr. McCarthy served as Vice President, Director of Policy and Supervision at the Federal Home Loan Bank of Boston from 1977 to 1989 and was a savings and loan examiner with the Federal Home Loan Bank Board from 1973 to 1977.  Currently, Mr. McCarthy serves on the Board of the Federal Home Loan Bank of Boston.  Age 59.  Director of Newport Federal since 1993 and director of Newport Bancorp since its formation.

Alicia S. Quirk is the former co-owner and current bookkeeper of Aquidneck Employment Services, Inc.  Age 65.  Director of Newport Federal since 1992 and director of Newport Bancorp since its formation.

Directors Continuing in Office

The following directors have terms ending in 2008:

Peter T. Crowley is owner of La Forge Casino Restaurant.  Age 58.  Director of Newport Federal since 1992 and director of Newport Bancorp since its formation.

Michael J. Hayes is the President of Michael Hayes Co.  Age 57.  Director of Newport Federal since 1988 and director of Newport Bancorp since its formation.

Arthur H. Lathrop is a certified public accountant.  Age 52.  Director of Newport Federal since 2005 and director of Newport Bancorp since its formation.  Before serving as a director with Newport Federal, Mr. Lathrop was a director of Westerly Savings Bank from 1993 until it merged with Newport Federal.  Mr. Lathrop is also a director of Ocean State Tax-Exempt Fund.

Kathleen A. Nealon is a certified public accountant with Professional Planning Group.  Age 54.  Director of Newport Federal since 2005 and director of Newport Bancorp since its formation.  Before serving as a director with Newport Federal, Ms. Nealon was a director of Westerly Savings Bank from 2004 until it merged with Newport Federal.

Peter W. Rector, Chairman of the Board, is a retired businessman.  Age 68.  Director of Newport Federal since 1967 and director of Newport Bancorp since its formation.

The following directors have terms ending in 2009:

Donald N. Kaull is a retired businessman.  Age 61.  Director of Newport Federal since 1989 and director of Newport Bancorp since its formation.

Arthur P. Macauley is President of CM Publications, Inc.  Age 64.  Director of Newport Federal since 2005 and director of Newport Bancorp since its formation.  Before serving as a director with Newport Federal, Mr. Macauley was a director of Westerly Savings Bank from 1981 until it merged with Newport Federal.

Nino Moscardi has been Executive Vice President, Chief Operating Officer and Director of Newport Federal since October 2005 and Executive Vice President, Chief Operating Officer and Director of Newport Bancorp since its formation.  Before serving with Newport Federal, Mr. Moscardi was Chairman and Chief Executive Officer of Westerly Savings Bank from 1989 until it merged with Newport Federal in October 2005.  Age 55.

Michael S. Pinto is the President of Pinto Real Estate, Inc. and a partner in Pinlar Enterprises LLC.  Mr. Pinto is also a retired school superintendent.  Age 68.  Director of Newport Federal since 1992 and director of Newport Bancorp since its formation.

Barbara Saccucci Radebach is General Manager of Saccucci Lincoln Mercury Honda, Inc.  Age 54.  Director of Newport Federal since 1991 and director of Newport Bancorp since its formation.

Proposal 2 — Approval of the Newport Bancorp, Inc. 2007 Equity
Incentive Plan

On June 14, 2007, the Board of Directors adopted, subject to stockholder approval at the annual meeting, the Newport Bancorp, Inc. 2007 Equity Incentive Plan (the “2007 Plan”).  The 2007 Plan will become effective as of the date of approval by the stockholders.

The Board of Directors has reserved a total of 682,967 shares of common stock for issuance upon the grant or exercise of awards made pursuant to the 2007 Plan.  All of the Company’s employees, officers, and directors (excluding directors serving in an emeritus or advisory capacity) are eligible to participate in the 2007 Plan.  A summary of the 2007 Plan follows. This summary is qualified in its entirety by the full text of the 2007 Plan, which is attached to this proxy statement as Appendix A.

Summary of the 2007 Plan

Purpose.  The 2007 Plan promotes the Company’s success by linking the personal interests of its employees, officers and directors to the interests of the Company’s stockholders, and by providing participants with an incentive for outstanding performance.

Permissible Awards.  The 2007 Plan authorizes awards in any of the following forms:

•	options to purchase shares of Company common stock, which may be non-statutory stock options or incentive stock options under Section 422 of the U.S. Internal Revenue Code (the “Code”); and

•	restricted stock grants, which are subject to restrictions on transferability and forfeiture.

Shares Available for Awards.  Subject to adjustment as provided in the 2007 Plan, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the 2007 Plan is 682,967.  Except for shares retained or surrendered to satisfy tax withholding obligations, only shares actually issued under the 2007 Plan count against the total number of shares available under the 2007 Plan.  Of the total shares available under the 2007 Plan, 487,834 may be issued in connection with the exercise of stock options and 195,133 may be issued as restricted stock.

Limitations on Awards.  The maximum number of shares of Company common stock that may be covered by options granted under the 2007 Plan to any one person during any one calendar year is 121,958.

Administration.  The Compensation/Personnel Committee of the Board of Directors will administer the 2007 Plan.  The Compensation/Personnel Committee will designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions of awards; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2007 Plan; and make all other decisions and determinations that may be required under the 2007 Plan.

Limitations on Transfer; Beneficiaries. Generally, participants may not assign or transfer awards, other than by will or the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order.  The Compensation/Personnel Committee may permit other transfers, however, where it concludes that a transfer will not result in accelerated taxation, will not cause any option intended to be an incentive stock option to fail to qualify as such, and that a transfer is otherwise appropriate and desirable, taking into account any factors deemed relevant, including, without limitation, applicable state or federal tax or securities laws or regulations.  A participant may, in the manner determined by the Compensation/Personnel Committee, designate a beneficiary to exercise the rights of the participant and receive any distribution with respect to any award upon the participant’s death.

Acceleration Upon Certain Events.  Unless an award agreement provides otherwise, if a participant’s service terminates by reason of death or disability, all of the participant’s outstanding options and restricted stock awards will become fully vested and exercisable and all time-based vesting restrictions on the outstanding awards will lapse. The vesting of awards will also accelerate upon a change of control of the Company, as defined in the 2007 Plan.

Adjustments.  In the event of a stock split, a dividend payable in shares of Company common stock, or a combination or consolidation of the Company’s common stock into a lesser number of shares, the 2007 Plan provides for the automatic proportionate adjustment of the share authorization limits, and the shares then subject to each award under the 2007 Plan, without any change in the aggregate purchase price for each award. If the Company is involved in another corporate transaction or event that affects its common stock, such as an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the share authorization limits under the 2007 Plan will be adjusted proportionately, and the Compensation/Personnel Committee will adjust the 2007 Plan and outstanding awards as necessary to preserve the benefits or potential benefits of the awards.

Termination and Amendment

The Board of Directors may, at any time and from time to time, terminate or amend the 2007 Plan.  Stockholders must approve amendments to the 2007 Plan that will materially increase the number of shares of Company common stock issuable under the 2007 Plan, expand the types of awards provided under the 2007 Plan, materially expand the class of participants eligible to participate in the 2007 Plan, materially extend the term of the 2007 Plan, or otherwise constitute a material amendment requiring stockholder approval under applicable stock market or stock exchange listing requirements, laws, policies or regulations. In addition, the Board of Directors may condition any amendment on the approval of the stockholders for any other reason. No termination or amendment of the 2007 Plan may adversely affect any award previously granted under the 2007 Plan without the written consent of the participant.

The Compensation/Personnel Committee may amend or terminate outstanding awards; however, such actions may require the consent of the participant and, unless approved by the stockholders or otherwise permitted by the anti-dilution provisions of the 2007 Plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing

As discussed above under “Termination and Amendment,” outstanding stock options cannot be repriced, directly or indirectly, without the prior consent of the Company’s stockholders. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underlying stock) for another award would be considered an indirect repricing and would, therefore, require the prior consent of the Company’s stockholders.

Certain Federal Income Tax Effects

Non-statutory Stock Options.  There will be no federal income tax consequences to the optionee or to the Company upon the grant of a non-statutory stock option under the 2007 Plan.  When the optionee exercises a non-statutory option, however, he or she will recognize ordinary income equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction, subject to any applicable limitations under Code Section 162(m).  Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the optionee held the shares.

Incentive Stock Options.  There typically will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option.  If the optionee holds the option shares for at least two years after the date the option was granted or for one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction.  If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount.  While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Restricted Stock. Unless a participant makes an election to accelerate recognition of income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture.  When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).  If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock on that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates.  However, if the participant later forfeits the stock, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Benefits Under the 2007 Plan

Newport Bancorp has not approved any awards under the 2007 Plan that are conditioned upon stockholder approval of the 2007 Plan and is not currently considering any specific awards or grants under the 2007 Plan.

Prior to making any awards under the 2007 Plan, the Compensation/Personnel Committee will consider all information it determines to be necessary in order to make appropriate grants, including surveys detailing grants made by similarly situated companies.  The Compensation/Personnel Committee reviews comparative salaries paid by other financial institutions when establishing salaries and benefits for given positions and intends to consider similar data when making awards.  Under the terms of the 2007 Plan, the Committee may consider, among other things, individual or Company performance in making grants or as a condition of vesting for any grant.  The 2007 Plan provides the Compensation/Personnel Committee with flexibility to grant awards in a manner that it believes will be in the best interest of the Company.  The ten-year term of the 2007 Plan, coupled with the flexibility to structure awards for different individuals over that time, enables the Compensation/Personnel Committee to make grants over a period of time and subject to such terms and conditions as it deems appropriate in light of economic conditions, corporate changes, management restructuring, and other factors.

Stockholder Approval and Effective Date of the 2007 Plan

The 2007 Plan will be become effective upon approval by the affirmative vote of a majority of the votes cast by stockholders at the annual meeting.

Equity Compensation Plan Information as of December 31, 2006

Newport Bancorp, Inc. did not maintain any equity compensation plans under which its common stock may be issued upon exercise of options, warrants or rights as of December 31, 2006.

The Board of Directors recommends that you vote “FOR” approval of the Newport Bancorp, Inc. 2007 Equity Incentive Plan.

Proposal 3 — Ratification of Independent Registered Public
Accounting Firm

The Audit Committee of the Board of Directors has appointed Wolf & Company, P.C. to be its independent registered public accounting firm for the 2007 fiscal year, subject to ratification by stockholders.  A representative of Wolf & Company, P.C. is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the firm is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm.

Audit Fees

           The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2006 and December 31, 2005 by Wolf & Company, P.C.

	2006	2005
Audit fees	$122,500	$91,221
Tax fees	$10,750	$14,250
All other fees(1)	$165,500	$-
______________________
(1)  Includes fees related to Newport Federal’s stock conversion.

Pre-Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditor.  In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent auditor.  Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent auditor.  Requests for services by the independent auditor for compliance with the auditor services policy must be specific as to the particular services to be provided.  The request may be made with respect to either specific services or a type of service for predictable or recurring services.  During the year ended December 31, 2006, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

Audit Committee Report

The Company’s management is responsible for the Company’s internal controls and financial reporting process.  The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles.  The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management.  In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity.  In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles.  The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.  The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm, for the fiscal year ending December 31, 2007.

Audit Committee of the Board of Directors of
Newport Bancorp, Inc.

Robert S. Lazar, Chair
Peter T. Crowley
Arthur H. Lathrop
Kathleen A. Nealon

Compensation Discussion and Analysis

Our Compensation Philosophy

           Our compensation philosophy starts from the premise that the success of Newport depends, in large part, on the dedication and commitment of the people we place in key operating positions to drive our business strategy.  We strive to satisfy the demands of our business model by providing our management team with incentives tied to the successful implementation of our corporate objectives.  We recognize that the company operates in a competitive environment for talent.  Therefore, our approach to compensation considers the full range of compensation techniques that enable us to compare favorably with our peers as we seek to attract and retain key personnel.

           We base our compensation decisions on the following principles:

•
Meeting the Demands of the Market – Our goal is to compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the markets we serve.

•	Driving Performance – We will structure compensation around the attainment of company-wide, business unit and individual targets that return positive results to our bottom line.

•	Reflecting our Business Philosophy – Our approach to compensation reflects our values and the way we do business in the communities we serve.

Following the implementation of a stock-based incentive program, we intend to also use equity compensation as a key component of our compensation mix to develop a culture of ownership among our key personnel and to align their individual financial interest with the interests of our shareholders.

           Our compensation program currently relies on two primary elements:  (i) base compensation or salary and (ii) discretionary cash-based, short-term incentive compensation.  Following the implementation of a stock-based incentive program, we expect that equity-based, long-term incentive compensation will also become an important element of our executive compensation program.  Our ability to introduce equity awards to our compensation mix will depend on shareholder approval of an equity compensation program and compliance with applicable regulatory guidelines relating to such programs.  We believe that we can meet the objectives of our compensation philosophy by achieving a balance among these three elements that is competitive with our industry peers and creates appropriate incentives for our management team.  To achieve the necessary balance, the Compensation/Personnel Committee of our Board of Directors has consulted with New England Business Advisors and Thomas Warren & Associates, Inc., an independent compensation consultant, as well as reviewed survey data for peer institutions to help us to benchmark our compensation program and our financial performance to our peers.

           Base Compensation. The salaries of our executive and other officers are reviewed at least annually to assess our competitive position and make any necessary adjustments.  Our goal is to maintain salary levels for our officers at a level consistent with base pay received by those in comparable positions at our peers.  To further that goal, we obtain peer group information from a variety of sources.  We also evaluate salary levels at the time of promotion or other change in responsibilities or as a result of specific commitments we made when a specific officer was hired.  Individual performance and retention risk are also considered as part of our annual assessment.

           Cash-Based Incentive Compensation. The Compensation/Personnel Committee of the Board of Directors authorizes bonuses for key personnel based on the terms of a cash-based incentive program which rewards the attainment of annual company-wide financial objectives at specified levels and individual performance relative to the specific tasks we expect an employee to accomplish during the year.  Our objective is to drive annual performance at both the company and individual levels to the highest attainable levels by establishing floor, target and ceiling thresholds tied to increasing levels of incentive awards.

           Long-Term Equity-Based Compensation.  Our long-term incentive compensation program will be based on the delivery of competitive equity awards to our management team.  We expect to use an equity-based, long-term incentive compensation program to reward outstanding performance with incentives that focuses our management team on the task of creating long-term shareholder value.  By increasing the equity holdings of our management team, we will provide them with a continuing stake in our long-term success.  The nature and size of awards under our equity-based program will be based on a number of factors including regulatory guidelines, awards made to those holding comparable positions in our peer group and the tax or accounting treatment of specific equity compensation techniques.

Role of the Compensation/Personnel Committee

           We rely on the Compensation/Personnel Committee to develop our executive compensation program and to monitor the success of the program in achieving the objectives of our compensation philosophy.  The Committee, which consists of 5 independent directors, is also responsible for the administration of our compensation programs and policies, including the administration of our cash- and stock-based incentive programs.  The Committee reviews and approves all compensation decisions relating to our officers.  The compensation of our CEO and the other named executive officers are set by the Committee.  The CEO and COO attend the Compensation/Personnel Committee meetings at the invitation of the Committee.  The CEO and COO do not participate in any discussions on their own compensation and do not vote on matters presented in the Committee.  The Committee operates under the mandate of a formal charter that establishes a framework for the fulfillment of the Committee’s responsibilities.

The Committee reviews the charter at least annually to ensure that the scope of the charter is consistent with the Committee’s expected role.  Under the charter, the Committee is charged with general responsibility for the oversight and administration of our compensation program.  The members of the Compensation/Personnel Committee are:

Alicia S. Quirk, Chair
Peter W. Rector
William R. Harvey
Arthur P. Macauley
Michael S. Pinto

Role of Compensation Consultants

           Our Compensation/Personnel Committee has worked with New England Business Advisors and Thomas Warren & Associates, Inc. to help us benchmark our compensation program against our peers and to ensure that our program is consistent with prevailing practice in our industry.  During 2006, New England Business Advisors provided recommendations for adjustments to salary ranges, developed and modified company-wide job descriptions and provided industry comparative salary information.  During 2006, Thomas Warren & Associates, Inc. provided the Company with compensation survey data and other information to assist us in adjusting our cash compensation levels.  We paid New England Business Advisors and Thomas Warren & Associates, Inc. $2,500 in the aggregate for the services performed during the 2006 fiscal year.

Role of Management

           Our CEO and COO make recommendations to the Compensation/Personnel Committee from time to time regarding the appropriate mix and level of compensation for their subordinates.  Those recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Committee.  Our CEO and COO do not participate in Committee discussions or the review of Committee documents relating to the determination of their own compensation.

Peer Group Analysis

           A critical element of our compensation philosophy and a key driver of specific compensation decisions for our management team is the comparative analysis of our compensation mix and levels relative to a peer group of publicly traded banks and thrifts.  We firmly believe that the cornerstone of our compensation program is the maintenance of a competitive compensation program relative to the companies with whom we compete for talent.  In 2006, our peer group was selected with the assistance of compensation consultants on the basis of several factors, including geographic location, size, operating characteristics, and financial performance.

When evaluating our executive team, we consider the relevance of data of our peer group, considering:

(1)	Our business need for certain officer’s skills;

(2)	The contributions an executive officer has made or we believe will make to our success; and

(3)	The transferability of an executive officer’s managerial skills to other potential employers.

Allocation Among Compensation Components

           Under our present structure, base salary has represented the largest component of compensation for our executive officers.  Following the implementation of a stock-based incentive program, we expect that the mix of base salary, bonus and equity compensation will vary depending upon the role of the individual officer in the organization.  In allocating compensation among these elements, we believe that the compensation of our senior-most levels of management should be predominately performance-based, while lower levels of management should receive a greater portion of their compensation in base salary.

Severance and Change in Control Benefits

           We recognize that an important consideration in our ability to attract and retain key personnel is our ability to minimize the impact on our management team of the possible disruption associated with our analysis of strategic opportunities.  Accordingly, we believe that it is in the best interest of the Company and its shareholders to provide our key personnel with reasonable financial arrangements in the event of termination of employment following a change in control or involuntary termination of employment for reasons other than cause.  Each of our executives who has an employment agreement or a change in control agreement has a provision in his or her agreement that provides for certain benefits in the event of voluntary or involuntary termination following a change in control.  In addition, the employment agreements contain provisions which provide for certain severance benefits in the event we terminate an executive’s employment for reasons other than cause.  See “Potential Post-termination Benefits – Employment Agreements” for a further discussion of the termination benefits provided under the employment agreements.

Tax and Accounting Considerations

           In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program.  Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements.  As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences.

Retirement Benefits; Employee Welfare Benefits

           We offer our employees tax-qualified retirement and savings plans.  Our primary pension vehicle is our defined benefit pension plan, which is funded on an annual basis at levels recommended by our actuaries.  The pension plan is complemented by: (i) a 401(k) plan that enables our employees to supplement their retirement savings with elective deferral contributions that we match at a specified level; and (ii) an employee stock ownership plan that allows participants to accumulate a retirement benefit in employer stock at no cost to the participant.  Consistent with industry practice, we supplement our tax-qualified plans with nonqualified arrangements that provide benefits to certain officers who are affected by Internal Revenue Code limits applicable to tax-qualified plans.  We also provide the CEO, COO and certain other executive officers with supplemental executive retirement agreements which provide the executives with a fixed annual benefit payable over a fifteen year period following retirement and split dollar life insurance arrangements which provide for a death benefit.  A description of these arrangements is provided in the “Non-qualified Deferred Compensation” and “Executive Split Dollar Arrangements” sections of this item.

           In addition to retirement programs, we provide our employees with coverage under medical, dental, life insurance and disability plans on terms consistent with industry practice.  We also maintain an employee severance compensation plan for all eligible employees who do not have a change in control agreement or employment agreement with the Company.  The employee severance compensation plan provides eligible employees with a severance benefit in the event their employment is terminated within one year of a change in control of Newport Federal or the Company.

Perquisites

           We provide certain of our officers, including the CEO and COO, with perquisites similar to those provided to executives employed by our peers. The perquisites are intended to further the officers’ abilities to promote the business interests of the Company in our markets and to reflect competitive practices for similarly situated officers employed by our peers.

Director Compensation

Our outside directors are compensated through a combination of retainers and meeting fees.  Directors who are also employees of the Company do not receive additional compensation for service on the Board of Directors.  The level and mix of director compensation is reviewed by the Compensation/Personnel Committee on a periodic basis to ensure consistency with the objectives of our overall compensation philosophy.  In addition to cash retainers and fees, directors serving on the board as of October 1, 2005 receive the following benefits: a) a supplemental director retirement agreement (see footnote 1 to the “Directors Compensation Table” for a further discussion of this benefit); and b) a death benefit (see footnote 2 to the “Directors Compensation Table” for a further discussion of this benefit).

Stock Compensation Grant and Award Practices

           We expect that, following our implementation of an equity compensation program, our Compensation/Personnel Committee’s grant-making process will be independent of any consideration of the timing of the release of material nonpublic information, including with respect to the determination of grant dates or the stock option exercise prices.  Similarly, we expect that the release of material nonpublic information will never be timed with the purpose or intent to affect the value of executive compensation.

Stock Ownership Requirements

           Under our corporate governance policy, all members of our board of directors are requested to own 1,000 shares of our common stock.

Our 2006 Compensation Program

           Salary Levels and Adjustments.  Annually we review salary ranges and individual salaries for our executive officers. We establish the base salary for each executive officer based on consideration of median pay levels of our peer group and internal factors, such as the individual’s performance and experience, and the pay of others on the executive team.

We consider market median pay levels among individuals in comparable positions with transferable skills within the banking industry.  When establishing the base salary of any executive officer, we also consider business requirements for certain skills, individual experience and contributions, the roles and responsibilities of the executive and other factors. We believe competitive base salary is necessary to attract and retain an executive management team with the appropriate abilities and experience required to lead us.

The base salaries paid to our named executive officers in 2006 are set forth in the Summary Compensation Table.  We believe that the base salary paid to our executive officers during 2006 achieves our executive compensation objectives, compares favorably to our peer group and is within our target of providing a base salary at the market median.

In December 2006, adjustments to our executive base salary were made based on an analysis of current market pay levels of peer companies and in published surveys.  In addition to the pay levels of our peer group, factors taken into account in making any changes for 2007 included the contributions made by the executive officer, the performance of the executive officer, the role and responsibilities of the executive officer and the relationship of the executive officer’s base pay to the base salary of our other executives.  The Committee adjusted base salaries for 2007 on an average by 3.3%, which placed senior management (as a group) within the peer group median.  See “Employment Agreements” for the current base salaries for Messrs. McCarthy, Moscardi, Gilmore and Walsh.  Ms. Silven’s base salary for 2007 is $113,850.

           Cash-Based Incentive Compensation.  Consistent with our emphasis on pay for performance, we have established a cash bonus opportunity program.  Our program is designed to reward the attainment of annual company-wide financial objectives at specified levels and individual performance relative to the specific tasks we expect an employee to accomplish during the year.  Our bonus program is designed to provide participants with cash bonus opportunities equal to the market median for our peer group.  In 2006, the Compensation/Personnel Committee set the financial targets for the program based on our return on earnings. The Compensation/Personnel Committee also established individual performance goals for the chief executive officer, chief operation officer and chief financial officer.  Senior management, in conjunction with mid-level managers, established the performance goals for all other plan participants.  In December 2006, the Compensation/Personnel Committee evaluated the performance of our chief executive officer, chief operating officer and chief financial officer and determined that they had all satisfied their threshold individual objectives.  The Compensation/Personnel Committee also noted that due to the costs associated with our initial public offering the company-wide financial objectives were not met.  Using the discretion provided under the cash-based incentive compensation program, the Compensation/Personnel Committee elected to award cash bonuses to participants in recognition of their performance during the initial public offering process.  In 2006, our cash bonus program represented 13% to 15.7% of a named executive’s total compensation, depending on the executive’s role.

Executive Compensation

Summary Compensation Table

           The following information is provided for our Chief Executive Officer, Chief Financial Officer and other executive officers who received salary and bonus totaling $100,000 or more for the year ended December 31, 2006.

Name and Principal Position	Year	Salary	Bonus	Change in Pension Value and Nonqualified Deferred Compensation Earnings (1)	All Other Compensation (2)	Total
Kevin M. McCarthy President and Chief Executive Officer	2006	$210,000	$29,400	$170,788	$46,679	$456,867
Nino Moscardi Executive Vice President and Chief Operating Officer	2006	150,000	22,000	11,000	38,987	221,987
Ray D. Gilmore, II Executive Vice President and Chief Lending Officer	2006	140,000	20,000	72,700	31,276	263,976
Bruce A. Walsh Senior Vice President and Chief Financial Officer	2006	114,423	19,000	25,863	24,296	183,582
Carol R. Silven Senior Vice President and Retail Banking Officer	2006	109,423	15,000	91,095	21,076	236,594
___________________
(1)
This column represents the sum of the change in pension value in 2006 for each of the named executives under the Financial Institutions Retirement Fund and the Newport Federal Savings Bank Supplemental Executive Retirement Arrangements.  See “Pension Benefits” for additional information on the arrangements including the present value assumptions used in calculating the benefits.

(2)
Details of the amounts reported in the “All Other Compensation” column for 2006 are provided in the table below. Amounts do not include perquisites, which did not total in the aggregate more than $10,000 for any of the named executive officers.

	Mr. McCarthy	Mr. Moscardi	Mr. Gilmore	Mr. Walsh	Ms. Silven
Employer contributions to 401(k) Plan	$15,804	$11,900	$10,780	$8,941	$7,188
ESOP allocation market value	$28,892	$21,834	$18,145	$15,104	$13,888
Imputed income under split dollar arrangements	$1,345	—	$1,327	$251	—

Employment Agreements

Newport Federal maintains three-year employment agreements with Messrs. McCarthy, Moscardi and Gilmore and Newport Bancorp, Inc. maintains three-year employment agreements with Messrs. McCarthy and Moscardi and a two-year employment agreement with Mr. Walsh.  The continued success of Newport Federal and Newport Bancorp, Inc. depends to a significant degree on the skills and competence of these executives.

           The terms of the Newport Federal employment agreements extend annually unless written notice of non-renewal is given by the board of directors of Newport Federal or the executive.  The terms of the Newport Bancorp, Inc. employment agreements extend daily, unless written notice of non-renewal is given to the board of directors of Newport Bancorp, Inc. or the executive.  The employment agreements provide that the executive’s base salary will be reviewed annually.  The current base salaries for Messrs. McCarthy, Moscardi, Gilmore and Walsh are $217,350, $155,000, $144,900 and $119,000, respectively.  In addition to base salary, the employment agreements provide for, among other things, participation in benefit plans and other fringe benefits applicable to executive personnel.  Under the terms of the agreements each executive is entitled to severance payments and benefits in the event his employment is terminated: (i) without Cause (as defined in the agreements); (ii) with Good Reason (as defined in the agreements); (iii) as a result of the executive becoming disabled; or (iv) following a change in control.  See “Potential Post-termination Benefits – Employment Agreements” for a discussion of the severance benefits.  If the executive’s termination of employment is for reasons other than a change in control, he must adhere to a one-year non-competition agreement.

           To the extent that salary payments, other cash payments and benefits, under the Newport Bancorp agreements are paid to or received by the executives under the Newport Federal employment agreements, such compensation payments and benefits paid by Newport Federal will be subtracted from any amount due simultaneously to the executives under similar provisions of Newport Bancorp agreements.  Payments pursuant to the Newport Bancorp employment agreement and the Newport Federal employment agreement will be allocated in proportion to the level of activity and the time expended on such activities by the executives as determined by Newport Bancorp and Newport Federal.

Change in Control Agreements

Newport Federal maintains two-year change in control agreements with Bruce Walsh, Carol Silven and certain other officers of Newport Federal.  These agreements may be renewed annually by Newport Federal for an additional year.  The agreements provide for a lump sum cash payment and continued health, life and dental coverage for 24 months if the executive has an involuntary termination or, under certain circumstances, voluntary termination following a change in control of Newport Federal.  Newport Bancorp is the guarantor of all payments and benefits that are not paid by Newport Federal under the agreements.  See “Potential Post-termination Benefits – Change in Control Agreements” for a discussion of the severance benefits.

Executive Split Dollar Arrangements

As of December 31, 2006, Newport Federal maintained split dollar life insurance agreements with Messrs. McCarthy, Walsh and Gilmore.  Under the terms of the agreements, Newport Federal is the owner of the life insurance policies under which each individual is insured.  Newport Federal and the executives each pay a portion of the annual premiums due on the life insurance policies.  Under the split-dollar arrangements, upon an executive’s death while he is actively employed, his designated beneficiary is entitled to an amount equal to $100,000 plus the cash asset value of the life insurance policies for the beneficiaries of Mr. McCarthy and Mr. Gilmore and $60,000, plus the cash value of the life insurance policies for the beneficiaries of Mr. Walsh.  If an executive dies after retiring or being terminated for reasons other than cause and the executive had at least ten years of employment with Newport Federal his beneficiary will receive a benefit equal to the lesser of $150,000, $50,000 and $100,000 for the beneficiaries of Messrs. McCarthy, Walsh and Gilmore, respectively, or the total insurance proceeds less the cash value of the policy for each executive.  The remainder of the death benefit under the split dollar arrangements is payable to Newport Federal.  If an executive terminates employment without having at least ten years of service with Newport Federal his beneficiary will receive no benefits under the Newport Federal split dollar arrangements.

On March 31, 2007, the Bank entered into a split dollar life insurance agreement with Mr. Moscardi that is substantially identical to the split dollar life insurance agreements that Newport Federal maintains with Messrs. McCarthy, Gilmore and Walsh.  If Mr. Moscardi dies while he is actively employed by Newport Federal, his designated beneficiary would be entitled to the cash value of his life insurance policy.  If he dies after retiring or being terminated for reasons other than cause and he has at least ten years of employment with Newport Federal, his beneficiaries will receive a benefit equal to the lesser of $150,000 or the total insurance proceeds less the cash value of the insurance policy.

On March 31, 2007, the Bank also amended the split dollar life insurance agreements with Messrs. McCarthy and Walsh.  The agreements were amended to provide that, upon the death of an executive while he is actively employed, his designated beneficiary would be entitled to $100,000 plus the cash asset value of his life insurance policy in the case of Mr. McCarthy, and $60,000 plus the cash value of his life insurance policy in the case of Mr. Walsh.  If an executive dies after retiring or being terminated for reasons other than cause and the executive had at least ten years of employment with the Bank, his beneficiaries will receive a benefit equal to the lesser of $300,000 and $100,000 for the beneficiaries of Messrs. McCarthy and Walsh, respectively, or the total insurance proceeds less the cash value of the policy for each executive.

401(k) Plan

           Newport Federal maintains the Newport Federal Savings Bank Employees’ Savings & Profit Sharing Plan, a tax-qualified defined contribution plan, for substantially all employees of Newport Federal who have attained age 21 and completed 500 hours of service with Newport Federal in a consecutive six-month period.  Eligible employees may contribute up to 50% of their compensation to the plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code of 1986, as amended.  Newport Federal provides an employer match of 4% on participant deferrals up to 5% of an employee’s compensation, as well as a profit sharing match of 3% of a participant’s compensation.

Employee Stock Ownership Plan

           Newport Federal maintains an employee stock ownership plan for all eligible employees of Newport Federal.  Employees are eligible to participate in the plan upon attainment of age 21 and the completion of 500 hours of service in a six-month period.  Plan participants generally have no vested interest in their employee stock ownership plan account balances prior to the completion of five years of service, however, participants become fully vested in their account balances at retirement, upon death or disability, upon a change in control or upon termination of the employee stock ownership plan. See “Potential Post-termination Benefits” for a discussion of the change in control benefit provided under the employee stock ownership plan. Generally, the plan provides for the distribution of vested benefits upon a participant’s separation from service.  The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants in the plan.

Pension Benefits

FIRF

Newport Federal is a participating member of the Financial Institution Retirement Fund (“FIRF”), which is a multiple employer tax-qualified defined benefit plan, for the purpose of providing employees with more than 1,000 hours of service with retirement benefits.  The plan provides benefits based primarily on a formula that takes into account the executive’s earnings for each fiscal year.  In 2006, Newport Federal amended the plan formula to provide participant’s with an annual pension benefit equal to 1% of the executive’s earnings for the year.  The executive’s annual earnings taken into account under this formula include base salary and may not exceed the Internal Revenue Code limitations ($220,000 for 2006).  Prior to 2006, plan benefits were determined based on a formula that integrated 1.5%/2.0% of the average of a participant’s highest three years of compensation with the fixed compensation level in effect as of a participant’s retirement date.  Benefits provided under this plan are payable as of a participant’s retirement.  The normal retirement age under the plan is 65.  Employees vest in their pension benefit after five years of service.

Supplemental Executive Retirement Arrangements

As of December 31, 2006, Newport Federal maintained supplemental executive retirement arrangements (“SERAs”) with Messrs. McCarthy, Walsh, and Gilmore and Ms. Silven. The arrangements were unfunded and were not qualified for tax purposes.  The agreements provided for a fixed annual benefit payable monthly over a fifteen-year period following the executive’s retirement at or after age 65.  The annual supplemental retirement benefits for Ms. Silven and Messrs. McCarthy, Gilmore and Walsh were $16,150, $30,500, $21,000 and $17,500, respectively.  If an executive retired after attaining age 60, but prior to age 65 and had completed 10 years of service, his or her annual supplemental retirement benefit would be reduced by a specific percentage (as specified in the agreement) based on the executive’s age.  All benefits would be forfeited under the agreements if an executive was terminated for cause.  The agreements also provided for retirement benefits upon an executive’s death, disability or termination of employment following a change in control.  See “Potential Post-termination Benefits – Supplemental Retirement Arrangements” for a discussion of the change in control benefit provided under this arrangement.

Effective March 31, 2007, Newport Federal entered into new SERAs with Ms. Silven and Messrs. McCarthy, Walsh and Gilmore that replaced their prior SERAs.  On the same date, the Bank also entered into a SERA with Mr. Moscardi.  The terms of the new SERAs are substantially identical to the prior SERAs except for the amount of the benefits that may be received.  The annual supplemental retirement benefits are $20,000 for Ms. Silven, $25,000 for Messrs. Gilmore, Moscardi and Walsh, and $50,000 for Mr. McCarthy.  If an executive retires after attaining age 60 (55 in the case of Mr. Walsh), but prior to age 65, and has completed 10 years of service, his or her annual supplemental retirement benefit will be reduced by a specific percentage (as specified in the SERAs) based on the executive’s age.

No pension benefits were paid to any named executive in 2006.  The amounts reported in the table below equal the present value of the accumulated benefit at December 31, 2006, for the named executives under each arrangement based on the assumptions described in note 1.  Years of Credited Service have no bearing on our executive’s benefit under his or her SERA.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit (1)
Kevin M. McCarthy	FIRF	27(2)	$823,000
	SERA	—	216,066
Nino Moscardi	FIRF	16	189,000
Ray D. Gilmore, II	FIRF	12	252,000
	SERA	—	150,480
Bruce A. Walsh	FIRF	12	99,000
	SERA	—	69,003
Carol R. Silven	FIRF	12	273,000
	SERA	—	148,222
                        _________________
(1)
The present value has been calculated assuming the named executives will remain in service until normal retirement age (65), the age at which retirement may occur without any reduction in benefits.  The post-retirement mortality assumptions are based on the GAM mortality table projected five years and the following interest rates: (i) benefits accrued through June 30, 2006 are 50% valued at 7.75% and 50% valued at 5.00% discounted to current age at 7.75%.  Benefits accrued after June 30, 2006 are valued at 7.75%.  The accumulated benefit under the SERA is calculated in accordance with Accounting Principles Board No. 12, as amended by Statement of Financial Accounting Standards No. 106, using a 6.25% discount rate. The accumulated benefit under the FIRF is based on service and earnings considered by the plan for the period through December 31, 2006.

(2)	Includes prior service of 15 years with the Federal Home Loan Bank Board, a participating employer in the FIRF.

Nonqualified Deferred Compensation

           Newport Federal Savings Bank established a supplemental executive retirement plan for Messrs. McCarthy and Moscardi effective January 1, 2006.  The plan provides the executives with benefits otherwise limited by certain provisions of the Internal Revenue Code or the terms of the employee stock ownership plan loan. Specifically, the plan provides benefits that cannot be provided under the 401(k) Plan as a result of limitations imposed by the Internal Revenue Code, but that would have been provided under the plan, but for these Internal Revenue Code limitations. In addition to providing for benefits lost under the 401(k) Plan as a result of the Internal Revenue Code limitations, the plan provides supplemental benefits upon a change in control prior to the scheduled repayment of the employee stock ownership plan loan.  See “Potential Post-termination Benefits – Supplemental Executive Retirement Plan” for a discussion of the supplemental benefits provided under this plan.  The participants have not earned any benefits under this plan and no contributions have been made to the plan.

Potential Post-Termination Benefits

Employment Agreements. The employment agreements provide for termination for cause, as defined in the employment agreements, at any time.  If an executive is terminated for cause he is entitled only to his wages earned as of his termination date, along with any accrued benefits under the Newport Federal tax-qualified plans.  If Newport Federal or Newport Bancorp choose to terminate an executive’s employment for reasons other than for cause, or if an executive resigns under circumstances that would constitute Good Reason under his employment agreement, the executive or, if he dies, his beneficiary, would be entitled to receive an amount equal to the remaining base salary payments due to him for the remaining term of the employment agreement and under the Newport Bancorp, Inc. employment agreements, the contributions that would have been made on an executive’s behalf to any employee benefit plans of Newport Federal during the remaining term of the employment agreement.  Newport Federal or Newport Bancorp (as applicable) would continue and/or pay for the executive’s life, health, and dental coverage for the remaining term of the employment agreement.  Assuming an employment termination date of December 31, 2006, Messrs. McCarthy, Moscardi, Gilmore and Walsh would be entitled to receive a pre-tax lump sum cash severance payment equal to approximately $786,138, $566,202, $434,700 and $286,090, respectively.  In addition, Messrs. McCarthy, Moscardi, Gilmore and Walsh would be entitled to receive insurance coverage valued at approximately $34,767, $34,767, $30,330, and $23,178. To the extent cash payments and benefits under the Newport Bancorp agreements are paid to or received by the executives under the Newport Federal employment agreements, such compensation payments and benefits paid by Newport Federal will be subtracted from any amount due simultaneously to the executives under similar provisions of Newport Bancorp agreements.

           If Messrs. McCarthy, Moscardi, or Gilmore are involuntarily terminated in connection with a change in control, or if they voluntarily terminate employment following a change in control under certain circumstances specified in the employment agreements, the executives or their beneficiaries would be entitled to receive a severance payment equal to 3 times the executive’s average annual compensation over the five preceding tax years (or if the executive is employed less than five years, the years of employment) for Messrs. McCarthy and Moscardi and 2.99 times the executive’s average annual compensation over the five preceding tax years for Mr. Gilmore.  Under the same circumstances, Mr. Walsh or his beneficiary would be entitled to receive a severance payment equal to 2 times his average annual compensation over the five preceding tax years. Under the Newport Bancorp, Inc. employment agreements, Messrs. McCarthy, Moscardi and Walsh would continue to receive the benefits the executives would have received under the Newport Federal retirement programs in which the executives participated before a change in control.  The Newport Federal and the Newport Bancorp, Inc. employment agreements  would also continue the executives’ medical, dental and life insurance coverage for 36 months (24 months for Mr. Walsh) following termination of employment.  Under the Gilmore and Walsh employment agreements all payments made in connection with a change in control (under the employment agreements and otherwise) are limited to one dollar less than three times the executive’s average annual compensation in order to avoid excess parachute payments and a resulting federal excise tax. Under the Newport Bancorp, Inc. employment agreements for Messrs. McCarthy and Moscardi, the executives would be entitled to receive a tax indemnification payment if the change in control payments under their employment agreements or other payments outside of their employment agreements trigger liability under the Internal Revenue Code as an excise tax on payments constituting excess parachute payments.  Assuming a change in control occurred on December 31, 2006 and Messrs. McCarthy, Moscardi, Gilmore and Walsh terminated employment with Newport Federal and/or Newport Bancorp, Inc. (for reasons other than cause) on that date Messrs. Gilmore and Walsh would be entitled to receive a pre-tax change in control severance payment equal to approximately $335,534 and $238,122, respectively.  In addition, Messrs. Gilmore and Walsh would be entitled to continued insurance coverage valued at approximately $30,330 and $23,178, respectively.  A change in control would also result in a payment under the supplemental executive retirement arrangements established for Messrs. Gilmore and

Walsh (see below).  The present value of the supplemental executive retirement arrangements at December 31, 2006 was $213,208 for Mr. Gilmore and $177,673 for Mr. Walsh.  Based on the terms of the Gilmore and Walsh employment agreements, in no event can the aggregate payments and benefits for Mr. Gilmore and Mr. Walsh exceed approximately $335,534 and $284,099, respectively.  These amounts represent 2.99 times each executive’s base amount.  Under the terms of the Gilmore and Walsh employment agreements, the executives may decide how they would like to reduce their aggregate payments and benefits in order to insure no excess parachute payments are made to the executives.

Under the terms of the employment agreements for Messrs. McCarthy and Moscardi, the executives would be entitled to a pre-tax change in control severance payment equal to approximately $647,965 and $552,509, respectively.  In addition, Messrs. McCarthy and Moscardi would be entitled to continued insurance coverage valued at approximately $34,767.  A change in control would also result in a payment under the supplemental executive retirement arrangement established for Mr. McCarthy (see below).  The present value of the supplemental executive retirement arrangement at December 31, 2006 was $309,660.  Mr. McCarthy and Mr. Moscardi would also be entitled to a change in control benefit under the supplemental executive retirement plan established in connection with the implementation of the Newport Federal employee stock ownership plan.  As of December 31, 2006, the employee stock ownership SERP benefit would be valued at $438,704 for Mr. McCarthy and $ 331,742 for Mr. Moscardi.  Both Mr. McCarthy and Mr. Moscardi would also be entitled to a tax indemnification payment in connection with a change in control equal to approximately, $729,264 and $282,302, respectively.

        The employment agreements also provide for a disability benefit equal to 75% of an executive’s bi-weekly rate of base salary in effect as of the executive’s termination date.  Disability payments are reduced by any disability benefits provided by a policy or program sponsored by Newport Federal and/or Newport Bancorp.  Disability payments end upon the earlier of the executive’s full-time employment with Newport Federal or Newport Bancorp, Inc., death, attainment of age 65 or the termination of the executive’s agreement.

Change in Control Agreements.  The Newport Federal change in control agreements provide that if an executive is terminated without cause or terminates his employment for Good Reason following a change in control of Newport Federal or Newport Bancorp, Inc., the executive is entitled to a severance payment equal to 2 times the executive base amount.  The base amount is determined by taking the average of the executive’s annual compensation for the five years preceding the change in control.  In addition to a cash payment, each contracted executive is entitled to have Newport Federal continue and/or pay for life, health and dental coverage for twenty- four months following termination of employment.  The agreements also state that in no event can the aggregate payments or benefits made in connection with a change in control constitute an “excess parachute payment”.  In order to avoid such a result, the benefits and or payments made in connection with a change in control must be reduced to one dollar less than an amount equal to three times the executive’s base amount. Assuming a change in control occurred on December 31, 2006 and the executives terminated employment with Newport Federal (for reasons other than cause) on that date, Ms. Silven’s agreement would provide for a pre-tax change in control severance payment equal to approximately $163,425.  In addition, Ms. Silven would be entitled to continued insurance coverage valued at approximately $20,220.  A change in control would also result in a payment under the supplemental executive retirement arrangement established for Ms. Silven (see below).  The present value of the supplemental retirement arrangement at December 31, 2006 was $81,984.  Based on the terms of Ms. Silven’s change in control agreement, in no event can her aggregate payments and benefits exceed approximately $245,137 (which represents 2.99 times her base amount).  Mr. Walsh would not receive a change in control payment under his change in control agreement with Newport Federal, rather he would receive his benefits under the terms of his employment agreement with Newport Bancorp, Inc.  See “Potential Post-termination Benefits -- Employment Agreements” above.

Supplemental Executive Retirement Arrangements.  If, within two years of a change in control, Newport Federal or its successor elects to terminate the employment of Messrs. McCarthy, Walsh, and Gilmore and Ms. Silven, each executive would be entitled to receive the monthly benefit he or she would have received had the executive continued to be employed by Newport Federal (or its successor) until age 65.  Assuming a change in control occurred on December 31, 2006 and each executive had his or her employment involuntarily terminated on that date, Messrs. McCarthy, Walsh, and Gilmore and Ms. Silven would be entitled to receive a monthly benefit equal to $2,542, $1,458, $1,750 and $1,346.  Benefits would commence on the first day of the month following the executive’s termination of employment and cease fifteen years thereafter.

Employee Stock Ownership Plan. In the event of a change in control (as defined in the plan), the employee stock ownership plan will terminate as of the effective date of the change in control and the plan trustee will repay in full any outstanding acquisition loan.  After repayment of the acquisition loan, all remaining shares of our stock held in the loan suspense account, all other stock or securities, and any cash proceeds from the sale or other disposition of any shares of our stock held in the loan suspense account will be allocated among the accounts of all participants in the plan who were employed by Newport Federal or Newport Bancorp, Inc. on the date immediately preceding the effective date of the change in control. The allocations of shares or cash proceeds shall be credited to each eligible participant in proportion to the opening balances in their accounts as of the first day of the valuation period in which the change in control occurred.  As of December 31, 2006, the employee stock ownership plan had an outstanding loan of $3,614,839.  As of that date, 26,018 shares of our stock had been allocated to plan participants and 364,250 shares remained unallocated.  Assuming a change in control occurred on December 31, 2006 and using a stock price of $13.66 (the year end closing price of the stock as reported on Nasdaq), the plan trustee would have to sell approximately 264,630 of the unallocated shares held in the loan suspense account to generate the funds needed to repay the acquisition loan in full as of December 31, 2006.  Following the repayment of the acquisition loan, the plan would have approximately 99,620 shares remaining in the plan trust.  Based on the terms of the plan and assuming Messrs. McCarthy, Moscardi, Gilmore, Walsh and Silven had account balances as of December 31, 2006 that represented 8.1%, 6.1%, 5.1%,4.2% and 3.9% of the total allocated plan assets, Messrs. McCarthy, Moscardi, Gilmore, Walsh and Ms. Silven would be entitled to receive a change in control allocation under the plan valued at approximately $110,225, $83,009, $69,401, $57,153 and $53,071, respectively.  The value of the allocation was determined by multiplying the number of shares allocated to each participant by $13.66. Payments under the Newport Federal tax-qualified employee stock ownership plan are not categorized as parachute payments under Section 280G of the Internal Revenue Code.

Supplemental Executive Retirement Plan.  Upon a change in control, the supplemental executive retirement plan  provides Messrs. McCarthy and Moscardi with a cash payment equal to the benefit the executive would have received under the employee stock ownership plan, had the executive remained employed throughout the term of the loan, less the benefits actually provided under the employee stock ownership plan on the participant’s behalf.  Benefits generally become payable upon a change in control of Newport Bancorp and are distributed in accordance with the terms of the employee stock ownership plan.  Assuming a change in control on December 31, 2006, Messrs. McCarthy and Moscardi would be entitled to a change in control benefit under this plan equal to approximately  $438,704 and $331,742, respectively.

Director Compensation

The following table provides the compensation received by individuals who served as directors of the Company during the 2006 fiscal year.

Name	Fees Earned or Cash	Change in Pension Value and Nonqualified Deferred Compensation Earnings (1)	All Other Compensation (2)	Total
John N. Conti	$16,650	—	—	$16,650
Peter T. Crowley	16,950	$1,407	$182	18,539
William R. Harvey	21,950	2,276	—	24,226
Michael J. Hayes	17,400	1,286	170	18,856
Donald N. Kaull	21,200	1,895	239	23,334
Arthur H. Lathrop	20,850	—	—	20,850
Robert S. Lazar	21,550	2,387	312	24,249
Arthur P. Macauley	17,250	—	—	17,250
Kathleen A. Nealon	17,250	—	—	17,250
Michael S. Pinto	21,350	5,365	561	27,276
Alicia S. Quirk	18,500	3,129	405	22,034
Peter W. Rector	27,850	7,284	592	35,726
Barbara Saccucci Radebach	16,350	1,001	125	17,476
_____________________
(1)
This column represents the change in pension value in 2006 for the directors under the non tax-qualified defined benefit supplemental retirement arrangements.  Only directors serving on the Newport Federal board of directors as of June 2003 participate in these arrangements.  Messrs. Harvey and Rector are entitled to receive a $4,000 and $5,000 annual supplemental retirement benefit, respectively, and all other participating directors are entitled to receive a $3,000 annual supplemental retirement benefit. The annual supplemental retirement benefits are payable over a ten year period commencing on the first of the month following the participating director’s retirement at or after the attainment of age 70. If a participating director retires after attaining age 65, but prior to age 70, and has completed 10 years of service, his or her annual supplemental retirement benefit will be reduced by a specific percentage (as specified in the agreement) based on the participating director’s age. If a participating director is terminated for cause, all supplemental retirement benefits are forfeited.  The agreements also provide for benefits upon a participating director’s death, disability and upon a change in control of the Newport Bancorp followed by the participating director’s involuntary termination of service. If a participating director’s service with the Bank is involuntarily terminated within two years after a change in control of the Newport Bancorp, the participating director would be entitled to receive his or her benefits in monthly installments equal to the benefit he or she would have received had the director continued in service until age 70.  The accumulated benefit under the director supplemental retirement arrangement is calculated in accordance with Accounting Principles Board No. 12, as amended by Statement of Financial Accounting Standards No. 106, using a 6.25% discount rate.

(2)
Includes imputed income recognized by each director under his or her split dollar arrangement.  These agreements provide participating directors with a cash payment in the event the director dies while in service with Newport Federal. Under the terms of the agreements, Newport Federal is the owner of the life insurance policies under which the individuals are insured.  Newport Federal and the participating directors each pay a portion of the annual premiums due on the life insurance policies. Under the directors’ split-dollar arrangements, upon the director’s death his designated beneficiary is entitled to an amount equal to the lesser of $30,000 ($35,000 for the Chairman of the Board), or the total insurance proceeds less the cash value of the policy. The remainder of the death benefit under the agreements is payable to Newport Federal.

Cash Retainer and Meeting Fees for Non-Employee Directors.  The following table sets forth the applicable retainers and fees that will be paid to our non-employee directors for their service on the Boards of Directors of Newport Bancorp and Newport Federal during 2007.

Newport Bancorp Annual Retainer	$5,500 ($6,500 for Chairman)

Committee Chair Fee per Committee Meeting	$ 450

Newport Federal Annual Retainer	$5,500

Compensation/Personnel Committee Report

The Compensation/Personnel Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission.  Based on such review and discussions, the Compensation/Personnel Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.  See “Compensation Discussion and Analysis.”

Compensation/Personnel Committee of the Board of Directors of
Newport Bancorp, Inc.

Alicia S. Quirk, Chair
Peter W. Rector
William R. Harvey
Arthur P. Macauley
Michael S. Pinto

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Newport Bancorp common stock during the year ended December 31, 2006.

Transactions with Related Persons

Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and must not involve more than the normal risk of repayment or present other unfavorable features. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all Bank employees and does not give preference to any executive officer or director over any other employee.  Newport Federal maintains loan programs whereby employees, including executive officers and directors, may obtain loans with a one percent interest rate discount and reduced closing costs.  The following information is furnished for outstanding loans made by Newport Federal to executive officers and directors under these loan programs:

Executive Officer/Director	Largest Aggregate Principal Outstanding for 2006	Principal Outstanding at June 15, 2007	Principal Paid During 2006	Interest Paid During 2006	Interest Rate Payable
Kevin M. McCarthy	$196,434	$166,719	$45,436	$6,558	6.041%
Michael J. Hayes	1,087,500	1,026,224	34,799	32,306	4.500%
Nino Moscardi	365,000	351,224	5,440	6,611	5.125%
Ray D. Gilmore, II	207,451	200,000	3,630	9,776	4.750%
William R. Harvey	270,664	202,815	78,356	9,850	4.724%
Robert S. Lazar	253,343	236,596	11,861	11,416	5.257%
Donald N. Kaull	243,025	240,076	1,940	13,015	5.375%
Michael S. Pinto	318,169	432,038	10,560	16,044	5.497%
Bruce A. Walsh	131,665	0	131,665	5,744	6.125%
Barbara Saccucci- Radebach	334,135	316,720	24,252	12,254	4.590%

From time to time, Newport Federal also makes loans and extensions of credit, directly and indirectly, to its executive officers and directors that are not part of the loan programs discussed above.  These loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Newport Federal, and do not involve more than the normal risk of collectibility or present other unfavorable features.

Pursuant to Newport Bancorp’s Audit Committee Charter, the Audit Committee periodically reviews, no less frequently than quarterly, a summary of Newport Bancorp’s transactions with directors and executive officers of Newport Bancorp and with firms that employ directors, as well as any other related person transactions, for the purpose of recommending to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within Company policy and should be ratified and approved.  Also, in accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of Newport Bancorp’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors.  Additionally, pursuant to the Company’s Code of Ethics and Business Conduct, all executive officers and directors of Newport Bancorp must disclose any existing or emerging conflicts of interest to the President and Chief Executive Officer of Newport Bancorp.  Such potential conflicts of interest include, but are not limited to, the following: (i) Newport Bancorp conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 1% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with Newport Bancorp.

Nominating/Corporate Governance Committee Procedures

General

It is the policy of the Nominating/Corporate Governance Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors.  The Nominating/Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating/Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors.  To avoid the unnecessary use of the Nominating/Corporate Governance Committee’s resources, the Nominating/Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders

To submit a recommendation of a director candidate to the Nominating/Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Nominating/Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.
As to the stockholder making the recommendation, the name and address of such stockholder as they appear on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating/Corporate Governance Committee at least 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Process for Identifying and Evaluating Nominees

The process that the Nominating/Corporate Governance Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

Identification.  For purposes of identifying nominees for the Board of Directors, the Nominating/Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by Newport Federal.  The Nominating/Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above.  The Nominating/Corporate Governance Committee has not previously used an independent search firm to identify nominees.

Evaluation.  In evaluating potential nominees, the Nominating/Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under certain criteria, which are described below.  If such individual fulfills these criteria, the Nominating/Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board of Directors.

Qualifications

The Nominating/Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors.  A candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include an age restriction, a residency requirement and a requirement that the candidate not have been subject to certain criminal or regulatory actions.  A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the Nominating/Corporate Governance Committee will then evaluate the following criteria in selecting nominees:

•	financial, regulatory and business experience;
•	familiarity with and participation in the local community;
•	integrity, honesty and reputation in connection with upholding a position of trust with respect to customers;
•	dedication to the Company and its stockholders; and
•	independence.

The Committee will also consider any other factors the Nominating/Corporate Governance Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

With respect to nominating an existing director for re-election to the Board of Directors, the Nominating/Corporate Governance Committee will consider and review an existing director’s board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the board; and independence.

Submission of Business Proposals and Stockholder Nominations

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than March 12, 2008.  If next year’s annual meeting is held on a date more than 30 calendar days from August 16, 2008 a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting.  Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Secretary not less than 90 days before the date of the annual meeting.  However, if less than 100 days’ notice or prior public disclosure of the date of the annual meeting is given to stockholders, such notice must be received not later than the close of business of the tenth day following the day on which notice of the date of the annual meeting was mailed to stockholders or prior public disclosure of the meeting date was made.  A copy of the bylaws may be obtained from the Company.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors.  All communications from stockholders should be addressed to Newport Bancorp, Inc., 100 Bellevue Avenue, Newport, Rhode Island 02840.  Communications to the Board of Directors should be in the care of William R. Harvey, Corporate Secretary.  Communications to individual directors should be sent to such director at the Company’s address.  Stockholders who wish to communicate with a Committee of the Board should send their communications to the care of the Chair of the particular committee, with a copy to Michael S. Pinto, the Chair of the Nominating/Corporate Governance Committee.  It is in the discretion of the Nominating/Corporate Governance Committee whether any communication sent to the full Board should be brought before the full Board.

Miscellaneous

The Company will pay the cost of this proxy solicitation.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company.  Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone without receiving additional compensation.  The Company will pay Regan and Associates, a proxy solicitation firm, a fee of $8,000 to assist the Company in soliciting proxies.

The Company’s Annual Report to Stockholders has been included with this proxy statement.  Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company.  The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address.  This practice, known as “householding,” is designed to reduce our printing and postage costs.  However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record.  If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Judy Tucker

Judy Tucker
Corporate Secretary

Newport, Rhode Island
July 10, 2007

APPENDIX A

PROPOSED
NEWPORT BANCORP, INC.
2007 EQUITY INCENTIVE PLAN

ARTICLE 1
PURPOSE

The purpose of the Newport Bancorp, Inc. 2007 Equity Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Newport Bancorp, Inc. (the “Company”), by linking the personal financial and economic interests of employees, officers and directors of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.  Accordingly, the Plan permits the grant of equity incentive awards from time to time to selected employees, officers and directors of the Company and its Affiliates.

ARTICLE 2
DEFINITIONS

When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Article 2, unless the context clearly requires a different meaning.  The following words and phrases shall have the following meanings:

“Affiliate” means an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

“Award” means any Option or Restricted Stock Award granted to a Participant under the Plan.

“Award Agreement” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.

“Board of Directors” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any one of the following events:

(1)
Merger: The Company merges into or consolidates with another corporation, or merges another corporation into the Company, and, as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company immediately before the merger or consolidation.

(2)
Acquisition of Significant Share Ownership: A report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner(s) of 25% or more of a class of the Company’s voting securities, but this clause (2) shall not apply to beneficial ownership of Company voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns fifty percent (50%) or more of its outstanding voting securities;

(3)
Change in Board Composition:  During any period of two consecutive years, individuals who constitute the Company’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s Board of Directors; provided, however, that for purposes of this clause (3), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds (⅔) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or

(4)           Sale of Assets:  The Company sells to a third party all or substantially all of its assets.

“Change in Control Price” means the highest price per share of Shares offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board of Directors, the highest Fair Market Value of the Shares on any of the thirty (30) trading days immediately preceding the date on which a Change in Control occurs.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the committee of the Board of Directors described in Article 4 of the Plan.

“Company” means Newport Bancorp, Inc., or any successor corporation.

“Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer or director of the Company or any Affiliate, as applicable.  Continuous service shall not be considered interrupted in the case of sick leave, military leave or any other absence approved by the Company or an Affiliate, in the case of transfers between payroll locations or between the Company, an Affiliate or a successor or performance of services in an emeritus advisory or consulting capacity, provided, however, that for purposes of an Incentive Stock Option, “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable.

“Covered Employee” means a covered employee as defined in Section 162(m)(3) of the Code.

“Disability” means any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature.  The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition.  Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

“Effective Date” has the meaning assigned such term in Section 3.1 of the Plan.

“Eligible Participant” means an employee, officer or director of the Company or any Affiliate.

“Exchange” means any national securities exchange or automated quotation system on which the Stock may from time to time be listed or traded.

“Fair Market Value” on any date, means: (i) if the Stock is listed on an Exchange, the closing sales price on such Exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on an Exchange, Fair Market Value shall mean a price determined by the Committee in good faith on the basis of objective criteria.

“Grant Date” means the date an Award is made by the Committee.

“Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

“Non-Employee Director” means a director of the Company or an Affiliate who is not a common law employee of the Company or an Affiliate.

“Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods.  An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

“Parent or Subsidiary” means a “parent” or “subsidiary” as such terms are defined in Sections 424(e) and (f) of the Code.

“Participant” means a person who, as an employee, officer or director of the Company or any Affiliate, has been granted an Award under the Plan; provided that, in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Article 9.4 of the Plan or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

“Plan” means this Newport Bancorp, Inc. 2007 Equity Incentive Plan, as amended from time to time.

“Restricted Stock Award” means Stock granted to a Participant under Article 8 of the Plan that is subject to certain restrictions and to risk of forfeiture.

“Shares” means shares of the Company’s Stock.  If there has been an adjustment or substitution pursuant to Article 10 of the Plan, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 10 of the Plan.

“Stock” means the common stock of the Company, par value $0.01 per share, and such other securities of the Company as may be substituted for Stock pursuant to Article 10 of the Plan.

“1933 Act” means the Securities Act of 1933, as amended from time to time.

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3
EFFECTIVE TERM OF PLAN

3.1           EFFECTIVE DATE.  The Plan shall be effective as of the date it is approved by the stockholders of the Company (the “Effective Date”).

3.2           TERMINATION OF PLAN.  The Plan shall terminate on the tenth anniversary of the Effective Date.  The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination.

ARTICLE 4
ADMINISTRATION

4.1           COMMITTEE.  The Plan shall be administered by a Committee appointed by the Board of Directors (which Committee shall consist of at least two disinterested directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board of Directors.  It is intended that at least two of the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m) and the regulations thereunder) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award.  However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee that is otherwise validly made under the Plan.  The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board of Directors.  The Board of Directors may reserve for itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes.  To the extent the Board of Directors has reserved any authority and responsibility or during any time that the Board of Directors is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board of Directors.  To the extent any action of the Board of Directors under the Plan conflicts with actions taken by the Committee, the actions of the Board of Directors shall control.

4.2           ACTION AND INTERPRETATIONS BY THE COMMITTEE.  For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate.  The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.  Each member of the Committee is entitled, in good faith, to rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3           AUTHORITY OF COMMITTEE.  Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a)	Grant Awards;

(b)	Designate Participants;

(c)	Determine the type or types of Awards to be granted to each Participant;

(d)	Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(e)
Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(f)
Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award in accordance with Articles 9 and 10 of the Plan, based in each case on such considerations as the Committee in its sole discretion determines;

(g)	Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(h)	Decide all other matters that must be determined in connection with an Award;

(i)	Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(j)	Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(k)	Amend the Plan or any Award Agreement as provided herein.

Notwithstanding the above, the Board of Directors or the Committee may also delegate, to the extent permitted by applicable law, to one or more officers of the Company, the Committee’s authority under subsections (a) through (h) above, pursuant to a resolution that specifies the total number of Options or Restricted Stock Awards that may be granted under the delegation, provided that no officer may be delegated the power to designate himself or herself as a recipient of such Awards; and provided further that no delegation of its duties and responsibilities may be made to officers of the Company with respect to Awards to Eligible Participants who as of the Grant Date are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or who as of the Grant Date are reasonably anticipated to become Covered Employees during the term of the Award.  The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report to the Committee regarding the delegated duties and responsibilities.

4.4           AWARD AGREEMENTS.  Each Award shall be evidenced by an Award Agreement.  Each Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1           NUMBER OF SHARES.  Subject to adjustment as provided in Article 10 of the Plan, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 682,967.

5.2           SHARE COUNTING.

(a)
To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

(b)	If the exercise price of an Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), only the number of Shares issued in excess of the delivery or attestation shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(c)
To the extent that the full number of Shares subject to an Option is not issued upon exercise of the Option for any reason (other than Shares used to satisfy an applicable tax withholding obligation), only the number of Shares issued and delivered upon exercise of the Option shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.  Nothing in this subsection shall imply that any particular type of cashless exercise of an Option is permitted under the Plan, that decision being reserved to the Committee or other provisions of the Plan.

5.3           STOCK DISTRIBUTED.  Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4           LIMITATION ON AWARDS.  Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 10.1), the maximum number of Shares that may be delivered pursuant to Options under the Plan is 487,834 and the maximum number of Shares that may be delivered pursuant to Awards of Restricted Stock under the Plan is 195,133.  The maximum number of Shares with respect to which Options may be granted during any one calendar year under the Plan to any one Participant shall be 121,958.

ARTICLE 6
ELIGIBILITY

Awards may be granted only to Eligible Participants; except that Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary of the Company.

ARTICLE 7
STOCK OPTIONS

7.1           GENERAL.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)	Exercise Price. The exercise price of an Option shall not be less than the Fair Market Value as of the Grant Date.

(b)
Time and Conditions of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d) of the Plan.  The Committee shall also determine the conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.  The Committee may waive any exercise or vesting provisions at any time, in whole or in part, based upon factors as the Committee may determine in its sole discretion, so that the Option becomes exercisable or vested on an earlier date.

(c)
Payment.  The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

(d)	Exercise Term. In no event may any Option be exercisable for more than ten years from the Grant Date.

7.2           INCENTIVE STOCK OPTIONS.  The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a)
Lapse of Option.  Subject to any earlier termination provision contained in the Award Agreement, an Incentive Stock Option shall lapse upon the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4) or (5) below, provide in writing that the Option will extend until a later date, but if an Option is so extended and is exercised after the dates specified in subsections (3) and (4) below, it will automatically become a Nonstatutory Stock Option:

(1)	The expiration date set forth in the Award Agreement.

(2)	The tenth anniversary of the Grant Date.

(3)	Three months after termination of the Participant’s Continuous Status as a Participant for any reason other than the Participant’s Disability or death.

(4)	One year after the termination of the Participant’s Continuous Status as a Participant by reason of the Participant’s Disability.

(5)
One year after the Participant’s death if the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses.

Unless the exercisability of the Incentive Stock Option is accelerated as provided in Articles 9 or 10 of the Plan, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the Shares that were otherwise vested on the Participant’s termination of employment.  Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, as determined in accordance with Section 9.4 of the Plan.

(b)
Individual Dollar Limitation.  The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 (or any higher value as may be permitted under Section 422 of the Code).

(c)
Ten Percent Owners.  No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per Share at the Grant Date and the Option expires no later than five years after the Grant Date.

(d)
Expiration of Authority to Grant Incentive Stock Options.  No Incentive Stock Option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the date the Plan was approved by stockholders, or the termination of the Plan, if earlier.

(e)
Right to Exercise.  During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(f)	Eligible Grantees. The Committee may not grant an Incentive Stock Option to a person who is not at the Grant Date an employee of the Company or of an Affiliate.

ARTICLE 8
RESTRICTED STOCK

8.1           GRANT OF RESTRICTED STOCK.  The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee.  An Award of Restricted Stock shall be evidenced by an Award Agreement setting forth the terms, conditions, and restrictions applicable to the Award.

8.2           ISSUANCE AND RESTRICTIONS.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote the Restricted Stock or the right to receive dividends on the Restricted Stock).  These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.  Except as otherwise provided in an Award Agreement, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock.

8.3           FORFEITURE.  Except as otherwise determined by the Committee at the time of the grant or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from death or disability or in connection with a Change in Control, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

8.4           DELIVERY OF RESTRICTED STOCK.  Unless otherwise held in a trust and registered in the name of the trustee, reasonably promptly after the Grant Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom the Restricted Stock was granted, evidencing such shares.  Each such stock certificate shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Newport Bancorp, Inc. 2007 Equity Incentive Plan and Award Agreement entered into between the registered owner of such shares and Newport Bancorp, Inc. or its Affiliates.  A copy of the Plan and Award Agreement is on file in the office of the Corporate Secretary of Newport Bancorp, Inc.”

Such legend shall not be removed until the Participant vests in such shares pursuant to the terms of the Plan and Award Agreement.  The Company or its Affiliates shall hold each certificate issued pursuant to this Section 8.4 in connection with a Restricted Stock Award, unless the Committee determines otherwise.

8.5           VOTING RIGHTS.  Unless the Committee determines otherwise at the time of grant, a Participant holding Restricted Stock shall be entitled to exercise full voting rights with respect to those Shares during the restriction period.

8.6           DIVIDENDS AND OTHER DISTRIBUTIONS.  During the restriction period, a Participant holding Restricted Stock may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares.  Such dividends shall be paid to the Participant at times determined by the Committee in its sole discretion.  The Committee may apply any restrictions to the dividends that the Committee deems appropriate.

ARTICLE 9
GENERAL PROVISIONS APPLICABLE TO AWARDS

9.1           STAND-ALONE AND TANDEM AWARDS.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to or in tandem with, any other Award granted under the Plan.

9.2           TERM OF AWARD.  The term of each Award shall be for the period determined by the Committee, provided, however, that in no event shall the term of any Incentive Stock Option exceed a period of ten years from its Grant Date (or, if Section 7.2(c) applies, five years from its Grant Date).

9.3           LIMITS ON TRANSFER.  No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any party other than the Company or an Affiliate.  No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if that Code Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including, without limitation, state or federal tax or securities laws applicable to transferable Awards.

9.4           BENEFICIARIES.  Notwithstanding Section 9.3 of the Plan, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death.  A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee.  If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate.  Subject to the foregoing, a Participant may change or revoke a beneficiary designation at any time, provided the change or revocation is filed with the Committee.

9.5           STOCK CERTIFICATES.  All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.  The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

9.6           ACCELERATION UPON DEATH OR DISABILITY.  Except as otherwise provided in an Award Agreement, upon a Participant’s death or Disability during his or her Continuous Status as a Participant, all of such Participant’s outstanding Options and other Awards in the nature of rights that may be exercised shall become fully exercisable and all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse.  Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement.  To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b) of the Plan, the excess Options shall be deemed to be Nonstatutory Stock Options.

9.7           TERMINATION OF EMPLOYMENT.  Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive.  A Participant’s Continuous Status as a Participant shall not be deemed to terminate in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate.  To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Nonstatutory Stock Options.

ARTICLE 10
CHANGE IN CAPITAL STRUCTURE; CHANGE IN CONTROL

10.1           CHANGES IN CAPITAL STRUCTURE.  In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Article 5 shall be adjusted proportionately, and the Committee will adjust the Plan and Awards to preserve the benefits or potential benefits of the Awards.  Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable.  Without limiting the foregoing, in the event of a subdivision of the outstanding stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding stock unto a lesser number of Shares, the authorization limits under Article 5 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically be adjusted proportionately without any change in the aggregate purchase price therefor.

10.2           ACCELERATED VESTING AND PAYMENT.  Subject to the provisions of Section 10.3 of the Plan or as otherwise provided in the Award Agreement, in the event of a Change in Control, unless otherwise specifically prohibited under law or by the rules and regulations of an Exchange:

(a)
Any and all Options granted hereunder shall become immediately exercisable; additionally, if a Participant’s employment or service is involuntarily terminated or constructively terminated for any reason except cause within twelve (12) months of such Change in Control, the Participant shall have until the expiration of the term of the Option to exercise such Options; and

(b)	Any time-based and other restrictions imposed on Restricted Stock shall lapse.

10.3           ALTERNATIVE AWARDS.  Notwithstanding anything in the Plan to the contrary, the Committee may reasonably determines in good faith prior to the occurrence of a Change in Control that an Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award hereinafter called an “Alternative Award”) by any successor as described in Section 12.16 of the Plan; provided that any such Alternative Award must:

(a)	Be based on stock which is traded on an established U.S. securities market, or that the Committee reasonably believes will be so traded within sixty (60) days after the Change in Control;

(b)	Provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award;

(c)	Have substantially equivalent economic value to such Award (determined at the time of the Change in Control); and

(d)
Have terms and conditions which provide that in the event that the Participant’s employment is involuntarily terminated or constructively terminated, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

ARTICLE 11
AMENDMENT, MODIFICATION AND TERMINATION

11.1           AMENDMENT, MODIFICATION AND TERMINATION.  The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board of Directors or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board of Directors or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) permit Awards made hereunder to be exempt from liability under Section 16(b) of the 1934 Act, (ii) to comply with the listing or other requirements of an Exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

11.2           AWARDS PREVIOUSLY GRANTED.  At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)
Subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, or otherwise settled on the date of such amendment or termination (with the per-share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise price of such Award);

(b)	The original term of an Option may not be extended without the prior approval of the stockholders of the Company;

(c)	Except as otherwise provided in Article 10 of the Plan, the exercise price of an Option may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

(d)
No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby.  An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, or otherwise settled on the date of such amendment (with the per-share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

ARTICLE 12
GENERAL PROVISIONS

12.1           NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS.  No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan.  Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

12.2           NO STOCKHOLDER RIGHTS.  Except as otherwise provided in this Plan or an Award Agreement, no Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with the Award.

12.3           WITHHOLDING.  The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan.  If Shares are surrendered to the Company to satisfy withholding obligations in excess of the minimum withholding obligation, such Shares must have been held by the Participant as fully vested shares for such period of time, if any, as necessary to avoid variable accounting for the Option.  With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

12.4           NO RIGHT TO CONTINUED SERVICE.  Nothing in the Plan, any Award Agreement or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

12.5           UNFUNDED STATUS OF AWARDS.  The Plan is intended to be an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.  The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974 (“ERISA”).

12.6           RELATIONSHIP TO OTHER BENEFITS.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate, unless provided otherwise in such other plan.

12.7           EXPENSES.  The expenses of administering the Plan shall be borne by the Company and its Affiliates.

12.8           TITLES AND HEADINGS.  The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

12.9       GENDER AND NUMBER.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.10     FRACTIONAL SHARES.  No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether fractional Shares shall be eliminated by rounding up or down.

12.11     GOVERNMENT AND OTHER REGULATIONS.

(a)
Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)
Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee.  Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

(c)	Notwithstanding any other provision contained in the Plan, this Plan will comply with any applicable OTS requirements.

12.12     GOVERNING LAW.  To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the state of Maryland.

12.13     ADDITIONAL PROVISIONS.  Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

12.14     INDEMNIFICATION.  To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Charter or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.15     NO LIMITATIONS ON RIGHTS OF COMPANY.  Subject to Section 12.16 of the Plan, the grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.  The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume Awards, other than under the Plan, to or with respect to any person.  If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

12.16     SUCCESSORS.  Any obligations of the Company or an Affiliate with respect to Awards granted under the Plan shall be binding on any successor to the Company or Affiliate, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company or Affiliate, as applicable.

REVOCABLE PROXY
NEWPORT BANCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS

August 16, 2007
3:00 p.m., Local Time
_______________________________

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of Newport Bancorp, Inc. (the “Company”), consisting of Donald N. Kaull, Arthur H. Lathrop and Michael S. Pinto or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on August 16, 2007 at 3:00 p.m., local time, at the International Tennis Hall of Fame, 194 Bellevue Avenue, Newport, Rhode Island and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

John N. Conti, William R. Harvey, Robert S. Lazar, Kevin M. McCarthy and Alicia S. Quirk

FOR	WITHHOLD	FOR ALL EXCEPT

☐	☐	☐

INSTRUCTION:  To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.	The approval of the Newport Bancorp, Inc. 2007 Equity Incentive Plan.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.	The ratification of the appointment of Wolf & Company, P.C. as independent registered public accounting firm of Newport Bancorp, Inc. for the fiscal year ending December 31, 2007.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed.  If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment.  At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.  This proxy also confers discretionary authority on the proxy committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

Dated:
SIGNATURE OF STOCKHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

Detach above card, sign, date and mail in postage paid envelope provided.

NEWPORT BANCORP, INC.

Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder may sign but only one signature is required.

_____________________________

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

______________________________________________________

______________________________________________________

______________________________________________________

[Newport Bancorp, Inc. Letterhead]

Dear ESOP Participant:

On behalf of the Board of Directors of Newport Bancorp, Inc. (the “Company”), I am forwarding you the attached green vote authorization form to convey your voting instructions to HomeFederal Bank (the “ESOP Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of Newport Bancorp, Inc. to be held on August 16, 2007.  Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders and a copy of the Company’s Annual Report to Stockholders.

As a participant in the Newport Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”), you are entitled to instruct the ESOP Trustee how to vote the shares of Company common stock allocated to your account.  As of June 28, 2007, the record date for stockholders entitled to vote at the Annual Meeting, the ESOP allocation for the 2006 Plan Year had not been completed.  Therefore, for the sole purpose of providing the ESOP Trustee with voting instructions, you will be deemed to have one share of Company common stock allocated to your ESOP account.

The ESOP Trustee will vote the unallocated shares of Company common stock held in the ESOP Trust in a manner calculated to most accurately reflect the voting instructions received from ESOP participants, subject to its fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended.  If you do not direct the ESOP Trustee how to vote your one deemed share of Company common stock, the ESOP Trustee will vote your share in a manner calculated to most accurately reflect the instructions it receives from other participants, subject to its fiduciary duties.

To direct the ESOP Trustee how to vote your one deemed share of Company common stock, please complete and sign the attached green vote authorization form and return it in the enclosed postage-paid envelope so that it is received no later than August 9, 2007.  Your voting instructions will not be revealed, directly or indirectly, to any employee or director of the Company or Newport Federal Savings Bank.

Sincerely,

/s/ Kevin M. McCarthy

Kevin M. McCarthy
President and Chief Executive Officer

VOTE AUTHORIZATION FORM
NEWPORT BANCORP, INC. – ESOP
ANNUAL MEETING OF STOCKHOLDERS

August 16, 2007
3:00 p.m., Local Time
_______________________________

The undersigned hereby directs the Trustee(s) to vote all shares of common stock of Newport Bancorp, Inc. (the “Company”) credited to the undersigned’s account(s), for which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on August 16, 2007, at 3:00 p.m., local time, at the International Tennis Hall of Fame, 194 Bellevue Avenue, Newport, Rhode Island and at any and all adjournments thereof, as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

John N. Conti, William R. Harvey, Robert S. Lazar, Kevin M. McCarthy and Alicia S. Quirk

FOR ALL
FOR	WITHHOLD	EXCEPT

☐	☐	☐

INSTRUCTION:  To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.	The approval of the Newport Bancorp, Inc. 2007 Equity Incentive Plan.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.	The ratification of the appointment of Wolf & Company, P.C. as independent registered public accounting firm of Newport Bancorp, Inc. for the fiscal year ending December 31, 2007.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Date:
Participant sign above

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING
INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

[Newport Bancorp, Inc. Letterhead]

Dear 401(k) Participant:

On behalf of the Board of Directors of Newport Bancorp, Inc. (the “Company”), I am forwarding you the attached blue vote authorization form to convey your voting instructions to the Bank of New York (the “Employer Stock Fund Custodian”) on the proposals to be presented at the Annual Meeting of Stockholders of Newport Bancorp, Inc. to be held on August 16, 2007.  Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders and a copy of the Company’s Annual Report to Stockholders.

As a holder of Company common stock in the Newport Bancorp, Inc. Stock Fund (the “Employer Stock Fund”) through the Newport Federal Savings Bank Employees’ Savings & Profit Sharing Plan (the “401(k) Plan”), you are entitled to direct the Employer Stock Fund Custodian how to vote the shares of Company common stock credited to your account as of June 28, 2007.  The Employer Stock Fund Custodian, at the direction of Newport Federal Savings Bank (the “Bank”), will vote all shares of Company common stock for which no directions are given or for which timely instructions were not received in a manner calculated to most accurately reflect the instructions received from other 401(k) participants.

Please complete and sign the attached blue vote authorization form and return it in the enclosed postage-paid envelope so that it is received no later than August 9, 2007.  Your voting instructions will not be revealed, directly or indirectly, to any employee or director of the Company or Newport Federal Savings Bank.

Sincerely,

/s/ Kevin M. McCarthy

Kevin M. McCarthy
President and Chief Executive Officer

VOTE AUTHORIZATION FORM
NEWPORT BANCORP, INC. – 401(K) PLAN
ANNUAL MEETING OF STOCKHOLDERS

August 16, 2007
3:00 p.m., Local Time
_______________________________

The undersigned hereby directs the Trustee(s) to vote all shares of common stock of Newport Bancorp, Inc. (the “Company”) credited to the undersigned’s account(s), for which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on August 16, 2007 at 3:00 p.m., local time, at the International Tennis Hall of Fame, 194 Bellevue Avenue, Newport, Rhode Island and at any and all adjournments thereof, as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

John N. Conti, William R. Harvey, Robert S. Lazar, Kevin M. McCarthy and Alicia S. Quirk

FOR ALL
FOR	WITHHOLD	EXCEPT

☐	☐	☐

INSTRUCTION:  To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.	The approval of the Newport Bancorp, Inc. 2007 Equity Incentive Plan.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.	The ratification of the appointment of Wolf & Company, P.C. as independent registered public accounting firm of Newport Bancorp, Inc. for the fiscal year ending December 31, 2007.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Date:
Participant sign above

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING
INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.